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                                      Exhibit 2

                              JOINT REPORTING AGREEMENT

          In consideration of the mutual covenants herein contained, each of the parties hereto represents to and agrees with the other parties as follows:

          1. Such party is eligible to file a statement on Schedule 13G pertaining to the Common Stock, no par value per share, of CFI Proservices, Inc., an Oregon corporation, to which this Joint Reporting Agreement is an exhibit, for filing of the information contained herein.

          2. Such party is responsible for timely filing of such statement and any amendments thereto and for the completeness and accuracy of the information concerning such party contained therein, PROVIDED that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

          3. Such party agrees that such statement is filed by and on behalf of each party and that any amendment thereto will be filed on behalf of each such party.

Date: August 23, 1999   LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a
                        California limited partnership


                        By: LLCP California Equity Partners II, L.P., a California limited partnership, its General Partner

                             By: Levine Leichtman Capital Partners, Inc., a
                                 California corporation, its General Partner

                                 By:  /s/ Arthur E. Levine
                                      ---------------------------
                                      Arthur E. Levine, President

                        LLCP CALIFORNIA EQUITY PARTNERS II, L.P., a California limited partnership

                             By: Levine Leichtman Capital Partners, Inc., a
                                 California corporation, its General Partner

                                 By:  /s/ Arthur E. Levine
                                      ---------------------------
                                      Arthur E. Levine, President

                        LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a California corporation

                        By:  /s/ Arthur E. Levine
                             ---------------------------
                             Arthur E. Levine, President

                        /s/ Arthur E. Levine
                        --------------------------------
                        ARTHUR E. LEVINE

                        /s/ Lauren B. Leichtman
                        --------------------------------
                        LAUREN B. LEICHTMAN

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